                                                                      EXHIBIT 1





                             UNDERWRITING AGREEMENT

                         3,000,000 PREFERRED SECURITIES

                     AMERICAN ANNUITY GROUP CAPITAL TRUST I
                               (A DELAWARE TRUST)

             _____% TRUST ORIGINATED PREFERRED SECURITIES ("TOPRS")

              (LIQUIDATION AMOUNT OF $25 PER PREFERRED SECURITY)SM


                             UNDERWRITING AGREEMENT
                             ----------------------



                                                              ____________, 1996


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED
DEAN WITTER REYNOLDS INC.
FURMAN SELZ LLC
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
LEHMAN BROTHERS

  as the Representatives of the several Underwriters
c/o Merrill Lynch & Co.
5500 Sears Tower
Chicago, Illinois 60606

Ladies and Gentlemen:

         American Annuity Group Capital Trust I (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. Sections 3801 et seq.), AAG Holding Company, Inc. ("AAG Holding"), an Ohio corporation and American Annuity Group, Inc., a Delaware corporation (the "Company" and, together with the Trust and AAG Holding, the "Offerors"), confirm their agreement (the "Agreement") with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Dean Witter Reynolds Inc., Furman Selz LLC, PaineWebber Incorporated, Prudential Securities Incorporated and Lehman Brothers as representatives (in such capacity, collectively, the "Representatives") of the several Underwriters named in Schedule





__________________________________

SM "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co. Inc.

         A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to the sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective number of ____% Trust Originated Preferred Securities (liquidation amount of $25 per preferred security) of the Trust ("Preferred Securities") set forth in said Schedule A and with respect to the grant by the Trust to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of additional Preferred Securities to cover over-allotments, in each case except as may otherwise be provided in the Pricing Agreement, as hereinafter defined. The aforesaid Preferred Securities (the "Initial Securities") to be purchased by the Underwriters and all or any part of the additional Preferred Securities subject to the option described in Section 2(b) hereof (the "Option Securities") are collectively hereinafter called the "Designated Securities." The Preferred Securities will be guaranteed by the Company, to the extent described in the Prospectus (as defined below), with respect to distributions and payments upon liquidation, redemption and otherwise (the "Preferred Securities Guarantee") pursuant to the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee Agreement"), dated as of ______________, 1996, between the Company and The Bank of New York, as trustee (the "Guarantee Trustee") and, in certain circumstances described in the Prospectus, the Trust will distribute Subordinated Debentures (as defined herein) to holders of Designated Securities.
         In addition, the Subordinated Debentures will be fully and unconditionally guaranteed (the "Debt Guarantee") on a subordinated basis as to principal and interest by the Company, pursuant to the Indenture (as defined herein), which Debt Guarantee shall be set forth in full on the reverse of the certificate or certificates evidencing the Subordinated Debentures. The Preferred Securities, together with the related Preferred Securities Guarantee, the Debt Guarantee and the Subordinated Debentures, are collectively referred to herein as the "Securities."

         Prior to the purchase and public offering of the Preferred Securities by the several Underwriters, the Offerors and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Offerors and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.





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         The Offerors have filed with the Securities and Exchange Commission
(the "Commission") a registration statement on Form S-3 (No. 333-12535) and pre-effective amendment nos. 1 and _________ thereto covering the registration of up to a combination of $86,250,000 of (i) the Preferred Securities, (ii) the Preferred Securities Guarantees, (iii) the Subordinated Debentures and (iv) the Debt Guarantee, under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus, and the offering thereof in accordance with the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and the Offerors have filed such post-effective amendments thereto as may be required prior to the execution of the Pricing Agreement. Such registration statement, as so amended, including the exhibits and schedules thereto, if any, and the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information"), is referred to herein as the "Registration Statement"; and the final prospectus relating to the offering of the Securities, in the form first furnished to the Underwriters by the Offerors for use in connection with the offering of the Securities, is referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of the applicable Pricing Agreement. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of the applicable Pricing Agreement. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included", "set forth" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

         The Offerors understand that the Underwriters propose to make a public offering of the Preferred Securities, the Preferred Securities Guarantee and the Debt Guarantee as soon as the Representatives deem advisable after the Pricing Agreement has been executed and delivered, and the Declaration (as defined herein), the Indenture (as defined herein), and the Preferred Securities Guarantee Agreement have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The entire proceeds from the sale of the Designated Securities will be combined with the entire proceeds from the sale by the Trust to AAG Holding of its common securities (the "Common Securities" and, together with the Designated Securities, the "Trust Securities"), as guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and payments upon liquidation and redemption (the "Common Securities Guarantee" and, together with the Preferred Securities Guarantee and the Debt Guarantee, the "Guarantees") pursuant to the Common Securities Guarantee Agreement (the "Common Securities Guarantee Agreement" and, together with the Preferred Securities Guarantee Agreement, the "Guarantee Agreements"), dated as of _______________, 1996, between the Company and the Guarantee Trustee, as Trustee, and will be used by the Trust to purchase $_______________ (up to $_______________ if the option described in Section 2(b) hereof is exercised in full) of _____% Subordinated Debentures due ______________, 2026 (the "Subordinated Debentures") issued by the AAG Holding. The Preferred Securities and the Common Securities will be issued pursuant to the Declaration of Trust, dated as of September 13, 1996, as amended and restated on _____________, 1996 (the "Declaration"), among AAG Holding, as Sponsor, Mark F. Muething and Christopher P. Miliano (the "Regular Trustees"), The Bank of New York, as property trustee (the "Property Trustee"), and The Bank of New York (Delaware) as Delaware Trustee (the "Delaware Trustee," and, together with the Property Trustee and the Regular Trustees, the "Trustees"), for the benefit of the holders from time to time of undivided beneficial interests in the assets of the Trust. The Subordinated Debentures will be issued pursuant to an indenture, dated as of ________________, 1996 (the "Indenture"), between AAG Holding, the Company as Guarantor and The Bank of New York, as trustee (the "Debt Trustee").

         SECTION 1.  Representations and Warranties.

         (a) The Offerors jointly and severally represent and warrant to each Underwriter as of the date hereof and as of the date of the Pricing Agreement (such later date being hereinafter referred to as the "Representation Date") that:

                 (i) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that


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purpose has been initiated or, to the knowledge of the Offerors, threatened by the Commission.

                 (ii) Each of the Offerors meets, and at the respective times of commencement and consummation of the Offering of the Securities will meet, the requirements for the use of Form S-3 under the 1933 Act.

                 (iii) At the time the Registration Statement becomes effective and at the Representation Date, the Registration Statement will conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, at the time the Registration Statement becomes effective (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Offerors for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) and at the Representation Date and at the Closing Time referred to in Section 2, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, (A) information furnished to the Offerors in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or the Prospectus, or (B) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the 1939 Act.

                 (iv) The documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, at the time they were or hereafter are filed or last amended, as the case may be, with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act, and the rules and regulations of Commission thereunder (the "1934 Act Regulations"), and at the time of filing or as of the time of any subsequent amendment, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading; and any additional documents deemed to be incorporated by reference in the Registration Statement or the Prospectus will, if and when such documents are filed with the Commission, or when amended, as appropriate, comply in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this subsection shall not apply to any statements contained in or omitted from such documents made in reliance upon and in conformity with information furnished to the Offerors in writing by any Underwriter through Merrill Lynch expressly for use in such documents.

                 (v) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement are, to the knowledge of the Offerors, independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                 (vi) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's authorization; and (ii) assets are safeguarded and transactions are recorded to permit preparation of financial statements in conformity with generally accepted accounting principles and, as of the Closing Time, the Company will continue to maintain such a system.

                 (vii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise stated therein, (A) there has been no material adverse change and no development which could reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust or the Company and its Subsidiaries (as defined below) considered as one enterprise, whether or not arising in the ordinary course of business or referred to in or contemplated by the Registration Statement, (B) there have been no transactions entered into by the Trust or the Company or any of its Subsidiaries which are material with respect to the Trust or the Company and its Subsidiaries considered as one enterprise, other than those in the ordinary course of business or those referred to in or contemplated by the Registration Statement and (C) there has not been any material increase in the long term debt of the Company.

                 (viii) Each of the Company and AAG Holding has been duly incorporated and is validly existing as a corporation in good standing under the laws of the States of Delaware and Ohio, respectively, with corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus; and each of the Company and AAG Holding is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good





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
standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

                 (ix) Each of the corporations of which a majority of the outstanding voting equity securities are owned, directly or indirectly, by the Company ("Subsidiaries") and which is listed on Schedule B annexed hereto ("Designated Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

                 (x) The authorized, issued and outstanding capital stock of the Company is as set forth in or incorporated into the Prospectus; since the date indicated in the Prospectus there has been no change in the issued and outstanding capital stock of the Company and the Designated Subsidiaries (other than changes in outstanding Common Stock resulting from employee benefit plan, director compensation plan or dividend reinvestment and stock purchase plan transactions); and all of the issued and outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and non-assessable.

                 (xi) Each Subsidiary of the Company which is engaged in the business of insurance or reinsurance (collectively, the "Insurance Subsidiaries") holds such insurance licenses, certificates and permits from governmental authorities (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where it conducts business (the "Insurance Licenses")) as are necessary to the conduct of its business as described in the Prospectus; the Company and each Insurance Subsidiary have fulfilled and performed all obligations necessary to maintain the Insurance Licenses; except as disclosed in the Prospectus, there is no pending or, to the knowledge of the Offerors, threatened action, suit, proceeding or investigation that could reasonably be expected to result in the revocation, termination or suspension of any Insurance License; and except as disclosed in the Prospectus, no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent.





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
                 (xii) Except as disclosed in the Prospectus, the Company and the Insurance Subsidiaries have made no material changes in their insurance reserving practices since the most recent audited financial statements included or incorporated in the Prospectus.

                 (xiii) All reinsurance treaties and arrangements to which any Insurance Subsidiary is a party are in full force and effect and no Insurance Subsidiary is in violation of or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein; no Insurance Subsidiary has received any notice from any of the other parties to such treaties, contracts or agreements that such other party intends not to perform such treaty and, to the best knowledge of the Company and the Insurance Subsidiaries, the Company and the Insurance Subsidiaries have no reason to believe that any of the other parties to such treaties or arrangements will be unable to perform such treaty or arrangement except to the extent adequately and properly reserved for in the consolidated financial statements of the Company included in the Prospectus.

                 (xiv) The statutory financial statements of the Insurance Subsidiaries from which certain ratios and other statistical data filed as part of the Registration Statement or included or incorporated in the Prospectus have been derived have for each relevant period been prepared in conformity with statutory accounting principles or practices required or permitted by the National Association of Insurance Commissioners and by the appropriate Insurance Department of the jurisdiction of domicile of each Insurance Subsidiary, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly the statutory financial position of the Insurance Subsidiaries as of the dates thereof, and the statutory basis results of operations of the Insurance Subsidiaries for the periods covered thereby.

                 (xv) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement, the Pricing Agreement, the Preferred Securities, the Common Securities and the Declaration; the Trust is not a party to or otherwise bound by any material agreement other than those described in the Prospectus; the Trust is and will, under current law, be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

                 (xvi) The Common Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust to

AAG Holding against payment therefor as described in the Registration Statement and Prospectus, will be validly issued and will represent undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Time all of the issued and outstanding Common Securities of the Trust will be directly owned by AAG Holding free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

                 (xvii) This Agreement and the Pricing Agreement have been duly authorized, executed and delivered by each of the Offerors.

                 (xviii) The Declaration has been duly authorized by AAG Holding and, at the Closing Time, will have been duly executed and delivered by AAG Holding and the Trustees, and assuming due authorization, execution and delivery of the Declaration by the Property Trustee and the Delaware Trustee, the Declaration will, at the Closing Time, be a valid and binding obligation of AAG Holding and the Regular Trustees, enforceable against AAG Holding and the Regular Trustees in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) (the "Bankruptcy Exceptions") and will conform in all material respects to the description thereof contained in the Prospectus.

                 (xix) Each of the Guarantee Agreements has been duly authorized by the Company and, when validly executed and delivered by the Company and, in the case of the Preferred Securities Guarantee Agreement, assuming due authorization, execution and delivery of the Preferred Securities Guarantee by the Guarantee Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and each of the Guarantees and the Guarantee Agreements will conform in all material respects to the description thereof contained in the Prospectus.

                 (xx) The Debt Guarantee has been duly authorized by the Company and, at the Closing Time, will have been validly executed and delivered by the Company and will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and will conform in all material respects to the description thereof contained in the Prospectus.

                 (xxi) The Preferred Securities have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Designated Securities is not subject to preemptive or other similar rights.

                 (xxii) The Indenture has been duly authorized and qualified under the 1939 Act and, at the Closing Time, will have been duly executed and delivered and will constitute a valid and binding agreement of AAG Holding and the Company, enforceable against each of AAG Holding and the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; the Indenture will conform in all material respects to the description thereof contained in the Prospectus.

                 (xxiii) The Subordinated Debentures have been duly authorized by AAG Holding and, at the Closing Time, will have been duly executed by AAG Holding and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of AAG Holding, enforceable against AAG Holding in accordance with their terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to the description thereof in the Prospectus.

                 (xxiv) Each of the Regular Trustees of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Declaration.

                 (xxv) None of the Offerors is an "investment company" or a company "controlled" by an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                 (xxvi) The Trust is not in violation of the Declaration or its certificate of trust filed with the State of Delaware on September 13, 1996 (the "Certificate of Trust"); none of the execution, delivery and performance of this Agreement, the Pricing Agreement, the Declaration, the Designated Securities, the Common Securities, the Indenture, the Subordinated Debentures, the Guarantee Agreements and the Guarantees and the consummation of the transactions contemplated herein and therein and compliance by the Offerors with their respective obligations hereunder and thereunder did or will result in a breach of any of the terms or provisions of, or constitute a default or require the consent of any party under the Certificate of Trust or the Certificate of Incorporation or

Articles of Incorporation or By-laws or Code of Regulations, as the case may be, of the Company or AAG Holding, any material agreement or instrument to which either Offeror is a party, any existing applicable law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over either Offeror or any of its properties or assets, or did or will result in the creation or imposition of any lien on the properties or assets of either Offeror.

                 (xxvii) No order, license, consent, authorization or approval of, or exemption by, or the giving of notice to, or the registration with any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, and no filing, recording, publication or registration in any public office or any other place, was or is now required in connection with the issuance and sale of the Common Securities or the offering of the Designated Securities, the Subordinated Debentures or the Guarantees hereunder, except for such as may be required under the 1933 Act or state securities laws and the qualification of the Declaration, the Preferred Securities Guarantee Agreement and the Indenture under the 1939 Act.

                 (xxviii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated position, shareholders' equity or results of operations of the Company and its Subsidiaries considered as one enterprise; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                 (xxix) No "forward looking statement" (as defined in Rule 175 under the 1933 Act) contained in the Registration Statement, any preliminary prospectus or the Prospectus was made or reaffirmed without a reasonable basis or was disclosed other than in good faith.

         (b) Any certificate signed by any Trustee of the Trust or any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Trust or the Company, as the case may be, to each Underwriter as to the matters covered thereby.

         SECTION 2.  Sale and Delivery to Underwriters; Closing.

         (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the price per security set forth in the Pricing Agreement, the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

                 (1) If the Offerors have elected not to rely upon Rule 430A of the 1933 Act Regulations, the initial public offering price per Preferred Security and the purchase price per Initial Security to be paid by the several Underwriters for the Initial Securities have each been determined and set forth in the Pricing Agreement, dated the date hereof, and any necessary amendments to the Registration Statement and the Prospectus will be filed before the Registration Statement becomes effective.

                 (2) If the Offerors have elected to rely upon Rule 430A of the 1933 Act Regulations, the purchase price per Initial Security to be paid by the several Underwriters shall be an amount equal to the initial public offering price per Initial Security. The initial public offering price per Initial Security shall be a fixed price to be determined by agreement between the Underwriters and the Offerors. The initial public offering price and the purchase price, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Offerors and the Underwriters.

         (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 450,000 Option Securities at the price per security set forth in the Pricing Agreement, less an amount per share equal to any dividends declared by the Trust and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the Representation Date and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Trust setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed by the Representative and the Trust. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities (except as otherwise provided in the Pricing Agreement), subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional securities.

         (c) Delivery of certificates for the Securities shall be made at the offices of the Underwriters in New York, and payment of the purchase price for the Securities shall be made by wire transfer of immediately available funds contemporaneous with closing at the offices of Taft, Stettinius & Hollister, 1800 Star Bank Center, 425 Walnut Street, Cincinnati, Ohio 45202, or at such other place as shall be agreed upon by the Underwriters and the Offerors, at 10:00 a.m. (New York time) on the third business day after the date the Registration Statement becomes effective (or, if the Offerors have elected to rely upon Rule 430A, the third full business day after execution of the Pricing Agreement (or, if pricing of the Securities occurs after 4:30 p.m. Eastern time, on the fourth full business day thereafter)), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Offerors (such time and date of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made by wire transfer of immediately available funds and by the delivery of certificates at the above mentioned offices of Taft, Stettinius & Hollister, or at such other place as shall be agreed upon by the Representative and the Trust, on each Date of Delivery as specified in the notice from the
Representative to the Trust.   Payment for the Securities purchased by the
Underwriters shall be made to the Trust by wire transfer of immediately available funds, payable to the order of the Trust, against delivery to the respective accounts of the Underwriters of certificates for the Initial Securities and the Option Securities, if any, to be purchased by them. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriters may request in writing at least two full business days before the Closing Time or the relevant Date of Delivery, as the case may be. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities, or the Option Securities, if any, to be purchased by any Underwriter whose check has not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Securities, will be made available for examination and packaging by the Underwriters no later than 10:00 a.m. (New York City time) on the last business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         (d) As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Designated Securities will be used to purchase the Subordinated Debentures of AAG Holding, AAG Holding and the Company hereby jointly and severally agree to pay at the Closing Time, or the relevant Date of Delivery, as the case may be, to the Representatives, for the accounts of the several Underwriters, a commission per Designated Security determined by agreement between the Representatives, AAG Holding and the Company for the Designated Securities to be delivered by the Trust hereunder at Closing Time, or the relevant Date of Delivery, as the case may be. The commission, when so determined, shall be set forth in the Pricing Agreement.

         SECTION 3. Covenants of the Offerors. Each of the Offerors jointly and severally agrees with each Underwriter as follows:

         (a) The Offerors will comply with the requirements of Rule 430A of the 1933 Act Regulations if and as applicable, and will notify the Underwriters immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment) or the filing of any supplement or amendment to the Prospectus, (ii) of any request by the Commission for any amendment to the Registration Statement and any amendment thereto (including any post-effective amendment) or any amendment or supplement to the Prospectus or for additional information,
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the Preferred Securities under state securities or Blue Sky laws or the initiation or threatening of any proceeding for such purpose. The Offerors will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) The Offerors will give the Representatives notice of their intention to file or prepare (i) any amendment to the Registration Statement (including any post-effective amendment) or (ii) any amendment or supplement to the Prospectus (including any revised prospectus which the Offerors propose for use by the Underwriters in connection with the offering of the Preferred Securities which differs from the prospectus on file at the

Commission at the time the Registration Statement became effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations); will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be; and will not file any such amendment or supplement or use any such prospectus to which the Representatives or counsel for the Underwriters shall reasonably object.

         (c) The Offerors will deliver to each of the Representatives one signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and will also deliver to the Representatives, without charge, as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) as the Representatives may reasonably request. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) The Offerors will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Offerors hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Offerors will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters, to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Offerors will forthwith amend or supplement the Prospectus or file such document (in form and substance satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

         (f) The Offerors will endeavor, in cooperation with the Underwriters, to qualify the Preferred Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate; provided, however, that the Offerors shall not be obligated to qualify as a foreign corporation in any jurisdiction in which they are not so qualified. In each jurisdiction in which the Preferred Securities have been so qualified, the Offerors will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required in connection with distribution of the Preferred Securities.

         (g) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

         (h) The Company will make generally available to the holders of Preferred Securities as soon as practicable, but not later than 45 days (or 90 days, in the case of a period that is also the Company's fiscal year) after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Trust's fiscal quarter next following the "effective date" (as defined in said Rule 158 of the Registration Statement.

         (i) The Trust will use the proceeds received by it from the sale of the Preferred Securities, and AAG Holding and the Company will use the proceeds received by it from the sale of the Subordinated Debentures, in the manners specified in the Prospectus under "Use of Proceeds".

         (j) If, at the time that the Registration Statement became (or in the case of a post-effective amendment becomes) effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following the execution of the Pricing Agreement, the Offerors will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

         (k) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the Exchange Act and the 1934 Act Regulations.

         (l) The Company will use its best efforts to effect the listing of the Designated Securities (including the Preferred Securities Guarantee with respect thereto) on the New York Stock Exchange and to cause the Designated Securities to be registered under the 1934 Act. If the Preferred Securities are exchanged for Subordinated Debentures, the Company will use its best efforts to effect the listing of the Subordinated Debentures on the exchange on which the Designated Securities were then listed and to cause the Subordinated Debentures to be registered under the 1934 Act.

         (m) During a period of 90 days from the date of the Pricing Agreement, neither the Trust nor the Company will, without the prior written consent of the Underwriters, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, or enter into any agreement to sell, any Preferred Securities, any security convertible into or exchangeable or exercisable for Preferred Securities, or the Subordinated Debentures or any debt securities substantially similar to the Subordinated Debentures or any equity securities substantially similar to the Preferred Securities (except for the Subordinated Debentures and the Preferred Securities issued pursuant to this Agreement).

         (n) During a period of two years from the Closing Time, the Company will make generally available to the Underwriters copies of all reports and other communications (financial or other) mailed to shareholders, and deliver to the Underwriters promptly after they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and shall furnish such additional information concerning the business and financial condition of the Company as the Underwriters may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission).

         SECTION 4. Payment of Expenses. The Company agrees with the several Underwriters to pay all expenses incident to the performance of each Offeror's obligations under this Agreement and the Pricing Agreement, including, without limitation, expenses related to the following, if incurred (i) the preparation, delivery, printing and filing of the Registration Statement and Prospectus as originally filed (including financial statements and exhibits) and of each amendment thereto; (ii) the printing and delivery to the Underwriters of this Agreement, the Pricing Agreement, any Agreement among Underwriters and such other documents as may be required in connection with offering, purchase, sale and delivery of the Securities; (iii) the preparation, issuance and delivery of the certificates for the Preferred Securities; (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including the transfer agents and registrars); (v) the qualification of the Preferred Securities under securities laws in accordance with the provisions of Section 3(f), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any Legal Investment Survey; (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus and of the Prospectus and any amendments thereto; (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey and any Legal Investment Survey; (viii) any fees payable in connection with the rating of the Preferred Securities by nationally recognized statistical rating organizations; (ix) the filing fees incident to, and the fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Designated Securities; (x) any fees payable to the Commission;
(xi) the fees and expenses incurred in connection with the listing of the Designated Securities (and the related Preferred Securities Guarantee) and, if applicable, the Subordinated Debentures on the New York Stock Exchange; (xii) the fees and expenses of the Debt Trustee, the Property Trustee and the Guarantee Trustee, including fees and disbursements of counsel for such trustees, in connection with the Indenture and the Subordinated Debentures, the Declaration, the Certificate of Trust and the Guarantee; and (xiii) the cost of qualifying the Designated Securities with the Depository Trust Company.

         If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of Taft, Stettinius & Hollister and Skadden, Arps, Meagher & Flom, counsel for the Underwriters.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Offerors herein contained, to the performance by the Offerors of their obligations hereunder, and to the following further conditions:

         (a) The Registration Statement shall have become effective not later than 5:30 p.m., New York City time, on the date hereof, and on the date hereof and at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel to the Underwriters. A prospectus, if required, shall have been filed with the Commission in accordance with Rule 424(b), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

         (b)  At the Closing Time the Underwriters shall have received:

                 (1) The favorable opinion, dated as of the Closing Time, of Keating, Muething & Klekamp, PLL, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                          (i)  Each of the Company and the Designated
         Subsidiaries has been duly incorporated and is validly existing under the laws of the state of its incorporation, in each case with corporate power and authority to carry on the business in which it is engaged and to own, lease and operate its properties and conduct its business as described in the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

                          (ii) The Preferred Securities conform in all material respects to the description thereof in the Prospectus.

                          (iii) The Trust is not required to be qualified and in good standing as a foreign company in Ohio, and if it were required to be so qualified the failure to so qualify or be in good standing would not have a material adverse effect on the Trust; and the Trust is not a party to or otherwise bound by any material agreement other than those described in the Prospectus.

                          (iv) The Declaration has been duly authorized, executed and delivered by the Company and the Trustees and is a valid and binding obligation of the Company, enforceable against the Company and each of the Regular Trustees in accordance with its terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions; and the Declaration has been duly qualified under the 1939 Act.

                          (v) All legally required proceedings in connection with the authorization, issuance and validity of the Securities and the sale of the Securities in accordance with this Agreement (other than the filing of post-issuance reports, the non-filing of which would not render the Securities invalid) have been taken and all legally required orders, consents or other authorizations or approvals of any other public boards or bodies in connection with the authorization, issuance and validity of the Securities and the sale of the Securities in accordance with this Agreement (other than in connection with or in compliance with the provisions of the securities or Blue Sky laws of any jurisdictions, as to which no opinion need be expressed) have been obtained and are in full force and effect.

                          (vi) The Registration Statement is effective under the 1933 Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, and no proceedings therefor have been initiated or threatened by the Commission.

                          (vii) The Registration Statement as of its effective date and the Prospectus and each amendment thereto as of its issue date (in each case, other than the operating statistics, the financial statements and the notes thereto, the financial schedules, and any other financial data included or incorporated by reference therein, as to which such counsel need express no belief), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; and the Declaration, the Indenture, the Preferred Securities Guarantee Agreement and the Statements of Eligibility on Forms T-1 with respect to each of the Property Trustee, the Debt Trustee, and the Guarantee Trustee filed with the Commission as part of the Registration Statement complied as to form in all material respects with the requirements of the 1939 Act and the 1939 Act Regulations.

                          (viii) Each of the documents incorporated by reference in the Registration Statement or the Prospectus at the time they were filed or last amended (other than the financial statements and the notes thereto, the financial schedules, and any other financial or statistical data included or incorporated by reference therein, as to which such counsel need express no belief) complied as to form in all material respects with the requirements of the 1934 Act, and the 1934 Act Regulations, as applicable.

                          (ix) Each of the Offerors meets the registrant requirements for use of Form S-3 under the 1933 Act.

                          (x) The Common Securities, the Preferred Securities, the Subordinated Debentures, each of the Guarantees, the Declaration, the Indenture and each of the Guarantee Agreements conform in all material respects to the descriptions thereof contained in the Prospectus.

                          (xi) The descriptions in the Registration Statement and the Prospectus and each amendment or supplement thereto of regulations, statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectus or any amendment or supplement thereto that are not so described (or the descriptions of which are not incorporated by reference) or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or any amendment or supplement thereto or to be filed as exhibits to the Registration Statement or any amendment thereto that are not so described (or the descriptions of which are not incorporated by reference) or so filed.

                          (xii) All of the issued and outstanding Common Securities of the Trust are directly owned by AAG Holding free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

                          (xiii) This Agreement and the Pricing Agreement have been duly authorized, executed and delivered by each of the Trust and the Company.

                          (xiv) Each of the Guarantee Agreements has been duly authorized, executed and delivered by the Company; the Preferred Securities Guarantee Agreement, assuming it is duly authorized, executed, and delivered by the Guarantee Trustee, and the Debt Guarantee constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by Bankruptcy Exceptions; and the Preferred Securities Guarantee Agreement has been duly qualified under the 1939 Act.

                          (xv) The Debt Guarantee has been duly authorized by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

                          (xvi) The Indenture has been duly executed and delivered by each of AAG Holding and the Company and, assuming due authorization, execution, and delivery thereof by the Debt Trustee, is a valid and binding obligation of each of AAG Holding and the Company, enforceable against each of AAG Holding and the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; and the Indenture has been duly qualified under the 1939 Act.

                          (xvii) The Subordinated Debentures are in the form contemplated by the Indenture, have been duly authorized, executed and delivered by AAG Holding and, when authenticated by the Debt Trustee in the manner provided for in the Indenture and delivered against payment therefor as provided in this Agreement, will constitute valid and binding obligations of AAG Holding, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

                          (xviii) Neither the Company, AAG Holding nor the Trust is an "investment company" or a company "controlled" by an "investment company" which is required to be registered under the 1940 Act.

                          (xix) The execution, delivery and performance of this Agreement, the Pricing Agreement, the Declaration, the Preferred Securities, the Common Securities, the Indenture, the Subordinated Debentures, the Guarantee Agreements, and the Guarantees; the consummation of the transactions contemplated herein and therein; and the compliance by each of the Offerors with their respective obligations hereunder and thereunder do not and will not conflict with, result in a breach of, or constitute a default under the Certificate of Incorporation or the By-laws of the Company or the governing documents or any of its Subsidiaries or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its Subsidiaries is a party or bound, or result in a violation of any statute or regulation, or any order or decree known to such counsel to be applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its Subsidiaries;

                          (xx) Each Insurance Subsidiary holds such insurance licenses, certificates and permits from governmental authorities (including, without limitation, Insurance Licenses) which are necessary to the conduct of its business as described in the Prospectus; to the best knowledge of such counsel, there is no pending or threatened action, suit, proceeding or investigation that could reasonably be expected to result in the revocation, termination or suspension of any Insurance License; and, except as disclosed in the Prospectus, to the knowledge of such counsel, no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent; and

                          (xxi) To the best knowledge of such counsel, all reinsurance treaties and arrangements to which any Insurance Subsidiary is a party are in full force and effect and no Insurance Subsidiary is in violation of or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein.

                 Moreover, such counsel shall confirm that nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement, including any information provided pursuant to Rule 430A (except for financial statements and related schedules and other financial data included or incorporated by reference therein or in the related Forms T-1, as to which counsel need express no opinion), at the time it became effective or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and related schedules and other financial data included or incorporated by reference therein or in the related Forms T-1, as to which counsel need express no opinion), at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective, in which case at the time it is first provided to the Underwriters for such use) or at the Closing Time, included (or includes) an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of Delaware, Ohio and the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of Delaware Law, upon the opinion of Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Offerors, in which case the opinion shall state that such counsel believes that you and such counsel are entitled to so rely. Further, in rendering the foregoing opinion, such counsel may rely, to the extent they deem such reliance proper, on the opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to Underwriters' counsel, including counsel employed by the Company, as to matters governed by the laws of jurisdictions other than the United States, the State of Ohio or the General Corporation Law of the State of Delaware, and as to matters of fact, upon certificates of officers of the Company and of government officials; provided that such counsel shall state that the opinion of any other counsel is in form satisfactory to such counsel and, in such counsel's opinion, such counsel and the Underwriters are justified in relying on such opinions of other counsel. Copies of all such opinions and certificates shall be furnished to counsel to the Underwriters on each Closing Date. Such counsel may state that they are not passing on matters relating to patents and trademarks.

                 (2) The favorable opinion, dated as of Closing Time, of Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Offerors, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                          (i) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

                          (ii) Under the Delaware Act and the Declaration, the Trust has the business trust power and authority to own property and conduct its business, all as described in the Prospectus.

                          (iii) The Declaration constitutes a valid and binding obligation of the Company and the Trustees and is enforceable against the Company and the Trustees in accordance with its terms, subject, as to enforcement, to (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) considerations of public policy or the effect of applicable law relating to fiduciary duties.

                          (iv) Under the Delaware Act and the Declaration, the Trust has the business trust power and authority to (i) execute and deliver, and to perform its obligations under, this Agreement and the Pricing Agreement and (ii) issue, and perform its obligations under, the Trust Securities.

                          (v) Under the Delaware Act and the Declaration, the execution and delivery by the Trust of this Agreement and the Pricing Agreement, and the performance by the Trust of its obligations hereunder and under the Pricing Agreement, have been duly authorized by all necessary action on the part of the Trust.

                          (vi) The certificates for the Preferred Securities are in due and proper form; the Preferred Securities have been duly authorized by the Declaration and are duly and validly issued and, subject to qualifications hereinafter expressed in this paragraph
         (vi), fully paid and nonassessable undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to shareholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; said counsel may note that the holders of the Preferred Securities may be obligated to make payments as set forth in the Declaration.

                          (vii)  The Common Securities have been duly
         authorized by the Declaration and are duly and validly issued and represent undivided beneficial interests in the assets of the Trust.

                          (viii) Under the Delaware Act and the Declaration, the issuance of the Trust Securities is not subject to Preemptive rights.

                          (ix) The issuance and sale by the Trust of the Trust Securities, the purchase by the Trust of the Subordinated Debentures, the execution, delivery and performance by the Trust of this Agreement and the Pricing Agreement, the consummation by the Trust of the transactions contemplated hereby and by the Pricing Agreement and compliance by the Trust with its obligations hereunder and thereunder will not violate (i) any of the provisions of the Certificate of Trust or the Declaration or (ii) any applicable Delaware law or administrative regulation.

         (3) The favorable opinion, dated as of Closing Time, of Emmet, Marvin & Martin, LLP, counsel of The Bank of New York, as Property Trustee under the Declaration, and Guarantee Trustee under the Preferred Securities Guarantee Agreements, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                          (i) The Bank of New York is a national banking association with trust powers, duly organized, validly existing and in good standing under the laws of the United States with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Declaration and the Preferred Securities Guarantee Agreement.

                          (ii) The execution, delivery and performance by the Property Trustee of the Declaration and the execution, delivery and performance by the Guarantee Trustee of the Preferred Securities Guarantee Agreement have been duly authorized by all necessary corporation action on the part of the Property Trustee and the Guarantee Trustee, respectively. The Declaration and the Preferred Securities Guarantee Agreement have been duly executed and delivered by the Property Trustee and the Guarantee Trustee, respectively, and constitute the legal, valid and binding obligations of the Property Trustee and the Guarantee Trustee, respectively, enforceable against the Property Trustee and the Guarantee Trustee, respectively, in accordance with their terms, except to the extent the enforcement thereof may be limited by the Bankruptcy Exceptions.

                          (iii) The execution, delivery and performance of the Declaration and the Preferred Securities Guarantee Agreement by the Property Trustee and the Guarantee Trustee, respectively, do not conflict with or constitute a breach of the Articles of Organization or Bylaws of the Property Trustee and the Guarantee Trustee, respectively.

                          (iv) No consent, approval or authorization of, or registration with or notice to, any state or federal banking authority is required for the execution, delivery or performance by the Property Trustee and the Guarantee Trustee of the Declaration and the Preferred Securities Guarantee Agreement.

                 (4) The opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., special tax counsel to the Offerors, on the status of the Subordinated Debentures as indebtedness for United States federal income tax purposes, on the status of the Trust as a grantor trust for United States federal income tax purposes, and on the status of the Subordinated Debentures as instruments that are not OID instruments prior to an election by the Company to defer payments of interest thereon. Such opinion may be conditioned on, among other things, the initial and continuing accuracy of the facts, financial and other information, covenants and representations set forth in certificates of officers of the Company and the Trust and other documents deemed necessary for such opinion. With regard to the balance of the discussion set forth in the Prospectus under the heading "United States Federal

Income Taxation," special tax counsel shall have reviewed such discussion and shall have concluded, subject to the qualifications set forth in the preceding sentence hereof, that such discussion accurately summarizes the specific tax matters addressed therein.

                 (5) The favorable opinion, dated as of Closing Time, of Taft, Stettinius & Hollister, counsel for the Underwriters, in form and substance satisfactory to the Underwriters with respect to the incorporation and legal existence of the Company, the Preferred Securities, the Indenture, the Preferred Securities Guarantee Agreement, this Agreement, the Pricing Agreement, the Registration Statement, the Prospectus and other related matters as the Representative may require. In giving its opinion, Taft, Stettinius & Hollister may rely upon the opinions of Keating, Muething & Klekamp, PLL and Morris, Nichols, Arsht & Tunnell, counsel for the Offerors, which shall be delivered in accordance with Section 5(b)(1) and 5(b)(2) hereto.

         (c) Between the date of this Agreement and prior to the Closing Time, no material adverse change shall have occurred in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust or the Company and its Subsidiaries considered as one enterprise, whether or not in the ordinary course of business.

         (d) At Closing Time, the Representatives shall have received a certificate of an executive officer of each of the Company and AAG Holding and a certificate of a Regular Trustee of the Trust, and dated as of Closing Time, to the effect that to the best of such person's knowledge, information and belief (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust or the Company and its Subsidiaries considered as one enterprise, whether or not in the ordinary course of business, (ii) the representations and warranties in Section 1 hereof are true and correct as though expressly made at and as of Closing Time, (iii) the Trust, the Company and AAG Holding have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and
(iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

         (e) At the time of the execution of this Agreement and at the Closing Time, Ernst & Young LLP shall have furnished to the Representatives a letter or letters, dated respectively as of the date of this Agreement and as of the Closing Time, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the applicable published rules and regulations thereunder and stating in effect that:

                          (i)  in their opinion the audited financial
         statements and financial statement schedules incorporated in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                          (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited interim financial information; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders, directors and executive and audit committees of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements included or incorporated into the Registration Statement, nothing came to their attention which caused them to believe that:

                          (1) the unaudited financial statements included or incorporated in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements of the Act and the Exchange Act and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; or any material modifications should be made to said unaudited financial statements for them to be in conformity with generally accepted accounting principles; or

                          (2) with respect to the period subsequent to the date of the most recent financial statements, audited or unaudited, in or incorporated in the Registration Statement and the Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, or any net increases in the long-term debt or short-term debt (defined for this purpose as amounts payable within twelve months to banks, factors or other financial institutions and holders of commercial paper) of the Company and its subsidiaries or capital stock of the Company or decreases in the shareholders' equity of the Company as compared with the amounts shown on the most recent consolidated balance sheet incorporated in the Registration Statement and the Prospectus, or for the period from the date of the most recent financial statements incorporated in the Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in net investment income, total revenues, income before income taxes or net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

                          (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus, including, without limitation, the information set forth under the caption "Ratio of Earnings to Fixed Charges" and such other materials set forth under such other captions as the Representatives may reasonably request in the Prospectus, the Registration Statement and the documents incorporated by reference therein, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

         (f) At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Preferred Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Offerors in connection with the issuance and sale of the Preferred Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

         (g) In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Offerors contained herein and the statements in any certificates furnished by the Offerors hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

                 (1) The certificates, each dated such Date of Delivery, of the relevant officer of the respective Offeror confirming that the respective certificates delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                 (2) The favorable opinion of Keating, Muething & Klekamp, PLL, counsel for the Offerors, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, related to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(1).

                 (3) The favorable opinion of Morris, Nichols, Arsht & Tunnell, Special Delaware counsel for the Offerors, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(2).

                 (4) The favorable opinion of the Law Department of The Bank of New York, counsel for The Bank of New York, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(3).

                 (5) The favorable opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., special tax counsel to the Offerors, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(4).

                 (6) The favorable opinion of Taft, Stettinius & Hollister, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(5).

                 (7) A letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(g)(7) shall be a date not more than five days prior to such Date of Delivery.

         (h) At Closing Time, and at the relevant Date of Delivery, as the case may be, the Preferred Securities shall be rated "BBB-" or higher by Standard & Poor's Corporation ("S&P") and "ba1" or higher by Moody's Investors Services ("Moody's") and the Trust shall have delivered to the Representatives a letter, dated the Closing Time, and at the relevant Date of Delivery, as the case may be, from S&P or Moody's, or other evidence satisfactory to the Representatives, confirming that the Preferred Securities have such ratings; and there shall not have occurred any decrease in the ratings of any of the debt securities of the Company or of the Preferred Securities by either S&P or Moody's and neither S&P nor Moody's shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of the Company or of the Preferred Securities.

         (i) At Closing Time, and at the relevant Date of Delivery, as the case may be, the Preferred Securities shall have been approved for listing on the New York Stock Exchange upon notice of issuance.

         (j) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Offerors at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4.

         SECTION 6.  Indemnification.

         (a) The Offerors agree to jointly and severally indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Offerors; and

                          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that the foregoing indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Offerors by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430(A) Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The foregoing indemnity with respect to any untrue statement contained in or omission from a preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Securities that are the subject thereof if such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented) (in each case exclusive of the documents from which information is incorporated by reference) at or prior to the written confirmation of the sale of such Securities to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented).

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, the Trust and each of its Trustees who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430(A) Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Offerors by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, provided, however, that such counsel shall be reasonably satisfactory to the Offerors. In the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Offerors, provided, however, such counsel shall be reasonably satisfactory to Merrill Lynch. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 7.  Contribution.  If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other hand from offering of the Designated Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Offerors on the one hand and the Underwriters on the other hand in connection with the offering of the Designated Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Designated Securities pursuant to this Agreement (before deducting expenses) received by the Offerors and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Designated Securities as set forth on such cover.

         The relative fault of the Offerors on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Offerors or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Offerors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company or trustees of the Trust submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Trust or the Company, and shall survive delivery of the Designated Securities to the Underwriters.

         SECTION 9.  Termination of Agreement.

         (a) The Representatives may terminate this Agreement, by notice to the Offerors at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change or any development which could reasonably be expected to result in a prospective material adverse change in the business or the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust or Company and its

Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation of hostilities or other calamity or crisis, or any change or development involving a prospective change in national or international political, financial or economic conditions the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Preferred Securities or to enforce contracts for the sale of the Preferred Securities, or (iii) if trading in the Preferred Securities or any securities of the Company has been suspended or limited by the Commission, NASD or the New York Stock Exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or Ohio authorities.

         (b) If this Agreement and the Pricing Agreement are terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4, and provided, further, that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to enter into under this Agreement and the Pricing Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of such Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted Securities does not exceed 10% of the total number of Securities, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the number of Defaulted Securities exceeds 10% of the Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to c/o Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated at 5500 Sears Tower, Chicago, Illinois 60606, Attention of David C. Sherwood, Director, with a copy to Taft, Stettinius & Hollister, 1800 Star Bank Center, 425 Walnut Street, Cincinnati, Ohio 45202, Attention of Timothy E. Hoberg, Esq.; notices to the Offerors shall be directed to American Annuity Group, Inc., 250 East Fifth Street, Cincinnati, Ohio 45202, Attention of Mark F. Muething, Esq., Senior Vice President, General Counsel and Secretary, with a copy to Keating, Muething & Klekamp, PLL, 1800 Provident Tower, One East Fourth Street, Cincinnati, Ohio 45202, Attention of Gary P. Kreider, Esq.

         SECTION 12. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Offerors and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Offerors and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Offerors and their respective successors and legal representatives, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. Governing Law and Time. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time unless otherwise indicated.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, shall become a binding agreement among the Underwriters and the Offerors in accordance with its terms.

                                Very truly yours,

                                AMERICAN ANNUITY GROUP, INC.


                                By: ______________________________
                                    Name:
                                    Title:


                                AAG HOLDING COMPANY, INC.


                                By: ______________________________
                                    Name:
                                    Title:


                                AMERICAN ANNUITY GROUP CAPITAL TRUST I


                                By:  _____________________________
                                         Title:  Regular Trustee


                                By:  _____________________________
                                         Title:  Regular Trustee

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
DEAN WITTER REYNOLDS INC.
FURMAN SELZ LLC
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
LEHMAN BROTHERS



By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED


By:  _____________________________________
     Authorized Signatory

         For themselves and as the Representatives of the several Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                 Name of Underwriter                                Number of Shares
                 -------------------                                ----------------
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated  . . . . . . . . . . . . . . . . . . . . . .

Dean Witter Reynolds Inc.. . . . . . .

Furman Selz LLC. . . . . . . . . . . . . . . . . . . . . . . . . .

PaineWebber Incorporated . . . . . . . . . . . . . . . . . . . . .

Prudential Securities Incorporated . . . . . . . . . . . . . . . .

Lehman Brothers. . . . . . . . . . . . . . . . . . . . . . . . . .


Total     . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3,000,000

                                   SCHEDULE B

                                                                                                 Percentage of
                                                                       State of                  Common Equity
Name of Company                                                     Incorporation                  Ownership
---------------                                                     -------------                  ---------
AAG HOLDING COMPANY, INC.                                              Delaware                       100%
AAG Securities, Inc.                                                                                  [100%]
Annuity Investors Life Insurance
   Company                                                                                            [100%]
CSW Management Services, Inc.                                                                         [100%]
International Funeral Associates                                                                      [100%]
Laurentian Investment Services, Inc.                                                                  [100%]
Lifestyle Financial Investments, Inc.                                                                 [100%]
Retirement Resources Group, Inc.                                                                      [100%]

                                                                       EXHIBIT A

                         3,000,000 Preferred Securities

                     AMERICAN ANNUITY GROUP CAPITAL TRUST I
                          (a Delaware business trust)
             ____% Trust Originated Preferred Securities ("TOPrS")
                  (Liquidation Amount of $25 Per Security)(SM)

                               PRICING AGREEMENT

MERRILL LYNCH & CO.                                            ___________, 1996
MERRILL LYNCH, PIERCE, FENNER
         & SMITH INCORPORATED
DEAN WITTER REYNOLDS INC.
FURMAN SELZ LLC
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
LEHMAN BROTHERS
as Representative of the several
Underwriters named in the
within-mentioned Underwriting
Agreement

Merrill Lynch World Headquarters
5500 Sears Tower
Chicago, Illinois  60606

Ladies and Gentlemen:

         Reference is made to the Underwriting Agreement, dated ___________________, 1996 (the "Underwriting Agreement"), relating to the purchase by the several Underwriters named in Schedule A thereto, for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Dean Witter Reynolds Inc., Furman Selz LLC, PaineWebber Incorporated, Prudential Securities Incorporated, and Lehman Brothers are acting as representatives (the "Representatives"), of the above ___% Trust Originated Preferred Securities (the "Preferred Securities"), of American Annuity Group Capital Trust I, a Delaware business trust (the "Trust").

         Pursuant to Section 2 of the Underwriting Agreement, the Trust, American Annuity Group, Inc. (the "Company"), a Delaware corporation, and AAG Holding Company, Inc. ("AAG Holding"), an Ohio corporation, and American Annuity Group Capital Trust I agree with each Underwriter as follows:

         1. The initial public offering price per security for the Preferred Securities, determined as provided in said Section 2, shall be $_____.

         2. The purchase price per security for the Preferred Securities to be paid by the several Underwriters shall be $_____, being an amount equal to the initial public offering price set forth above; provided that the purchase price per Preferred Security for any Option

Securities (as defined in the Purchase Agreement) purchased upon exercise of the over-allotment option described in Section 2(b) of the Purchase Agreement shall be reduced by an amount per share equal to any distribution declared by the Trust and payable on the Initial Securities (as defined in the Purchase Agreement) but not payable on the Option Securities.

         3. The compensation per Preferred Security to be paid by the Company to the several Underwriters in respect of their commitments hereunder shall be $______; provided, however, that the compensation per Preferred Security for sales of 10,000 or more Preferred Securities to a single purchaser shall be $_______.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Trust, AAG Holding and the Company in accordance with its terms.

                                    Very truly yours,

                                    AMERICAN ANNUITY GROUP, INC.

                                    By: ______________________________
                                        Name:
                                        Title:


                                    AAG HOLDING COMPANY, INC.

                                    By:  _____________________________
                                         Name:
                                         Title:


                                    AMERICAN ANNUITY GROUP CAPITAL TRUST I

                                    By:  _____________________________
                                             Title:  Regular Trustee

                                    By:  _____________________________
                                             Title:  Regular Trustee





__________________________

(SM) "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co. Inc.

CONFIRMED AND ACCEPTED,
     as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED
DEAN WITTER REYNOLDS INC.
FURMAN SELZ LLC
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
LEHMAN BROTHERS




By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                  INCORPORATED

By:  _____________________________________
       Authorized Signatory

         For themselves and as the Representatives of the several Underwriters named in Schedule A to the Underwriting Agreement.









                                      A-4